Exhibit 99.1

Janus Investment Fund (“JIF”)

			Lipper Rankings Based on Total Returns as of 9/30/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Twenty Fund (1)	Jan-08	Large-Cap Growth Funds	15	112 / 769	1	1 / 652	1	1 / 538	11	28 / 255		‡
Janus Fund	Oct-07	Large-Cap Growth Funds	57	436 / 769	29	184 / 652	34	181 / 538	46	117 / 255		‡
Janus Orion Fund	Dec-07	Multi-Cap Growth Funds	44	220 / 509	2	6 / 382	1	1 / 325	—	—		‡
Janus Research Fund	Jan-06	Large-Cap Growth Funds	66	504 / 769	14	87 / 652	7	36 / 538	9	21 / 255	15	98 / 673
Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	12	70 / 611	5	23 / 525	3	12 / 421	50	96 / 192		‡
Janus Venture Fund (1)	Jan-01	Small-Cap Growth Funds	93	555 / 597	48	233 / 494	34	133 / 399	50	97 / 195	33	97 / 297
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	40	236 / 597	5	22 / 494	—	—	—	—	3	15 / 526
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	85	691 / 815	4	25 / 638	1	1 / 465	—	—	10	24 / 247
Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	95	801 / 850	94	669 / 716	55	329 / 600	24	81 / 339		‡
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	7	32 / 498	3	9 / 362	7	16 / 244	5	7 / 139	2	6 / 351
Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	81	684 / 850	63	449 / 716	10	56 / 600	8	26 / 339		‡
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	19	148 / 815	54	340 / 638	17	78 / 465	—	—	28	120 / 441
Global/International Funds
Janus Overseas Fund (1)	Jun-03	International Funds	85	969 / 1150	1	5 / 829	1	4 / 684	6	19 / 340	1	4 / 664
Janus Worldwide Fund	Jun-04	Global Funds	85	387 / 458	77	270 / 352	98	270 / 277	88	115 / 131	89	262 / 296
Janus Global Life Sciences Fund	Apr-07	Global Healthcare/Biotechnology Funds	20	12 / 60	35	19 / 54	8	4 / 49	—	—	12	7 / 60
Janus Global Technology Fund	Jan-06	Global Science & Technology Funds	2	1 / 95	17	15 / 90	27	21 / 78	—	—	17	15 / 90
Janus Global Research Fund	Feb-05	Global Funds	48	219 / 458	8	25 / 352	—	—	—	—	3	8 / 321
Janus Global Opportunities Fund	Jun-01	Global Funds	59	268 / 458	63	222 / 352	77	213 / 277	—	—	19	38 / 205
Value Funds
Janus Mid Cap Value Fund - Inv(2)	Aug-98	Mid-Cap Value Funds	3	8 / 359	2	5 / 275	8	16 / 209	3	2 / 73	3	2 / 68
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	2	8 / 796	8	50 / 633	18	87 / 493	14	28 / 204	9	10 / 122
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	5	27 / 565	5	22 / 462	11	40 / 395	22	43 / 198	10	50 / 537
Janus High-Yield Fund	Dec-03	High Current Yield Funds	27	122 / 466	22	83 / 390	39	130 / 338	19	34 / 185	31	104 / 343
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt	7	18 / 261	7	14 / 211	8	14 / 174	13	11 / 84	11	27 / 259
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	72	477 / 663	—	—	—	—	—	—	7	36 / 559
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	49	244 / 498	—	—	—	—	—	—	9	31 / 384
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	46	204 / 446	—	—	—	—	—	—	4	13 / 341

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)	Closed to new investors.
(2)	Ranking is for the investor share class only; other classes may have different performance characteristics.
‡	The Fund’s since PM-Inception ranking is not available.

Janus Adviser Series (“JAD”) Class S Shares

			Lipper Rankings Based on Total Returns as of 9/30/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Fund	Jan-08	Large-Cap Growth Funds	23	172 / 769	1	3 / 652	1	2 / 538	1	1 / 255		‡
Mid Cap Growth Fund	Oct-07	Mid-Cap Growth Funds	10	58 / 611	5	26 / 525	4	13 / 421	52	99 / 192		‡
Large Cap Growth Fund	Oct-07	Large-Cap Growth Funds	56	429 / 769	38	245 / 652	45	238 / 538	41	103 / 255		‡
INTECH Risk-Managed Growth Fund	Jan-03	Multi-Cap Growth Funds	35	175 / 509	70	267 / 382	71	231 / 325	—	—	77	234 / 306
Orion Fund	Dec-07	Mid-Cap Growth Funds	43	258 / 611	3	12 / 525	—	—	—	—		‡
Small-Mid Growth Fund	Jun-06	Small-Cap Growth Funds	46	273 / 597	6	25 / 494	—	—	—	—	5	22 / 526
Core Funds
Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	7	30 / 498	4	12 / 362	9	20 / 244	3	4 / 139	3	9 / 351
Growth and Income Fund	Nov-07	Large-Cap Core Funds	97	819 / 850	97	692 / 716	73	437 / 600	14	45 / 339		‡
Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	79	667 / 850	63	446 / 716	11	64 / 600	8	24 / 339		‡
Small Company Value Fund	Mar-02	Small-Cap Core Funds	59	465 / 796	36	226 / 633	50	244 / 493	—	—	24	99 / 414
INTECH Risk-Managed Core Fund	Jan-03	Multi-Cap Core Funds	20	159 / 815	57	360 / 638	19	86 / 465	—	—	25	107 / 432
Contrarian Fund	Aug-05	Multi-Cap Core Funds	85	687 / 815	12	75 / 638	—	—	—	—	3	15 / 629
Global/International/ Funds
International Growth Fund (1)	Jun-03	International Funds	56	636 / 1150	1	2 / 829	1	3 / 684	6	18 / 340	1	3 / 664
Worldwide Fund	Jun-04	Global Funds	85	389 / 458	83	292 / 352	99	273 / 277	85	111 / 131	91	269 / 296
International Equity Fund	Nov-06	International Funds	13	147 / 1150	—	—	—	—	—	—	8	71 / 1010
INTECH Risk-Managed International Fund	May-07	International Funds	38	429 / 1150	—	—	—	—	—	—	36	392 / 1105
Value Funds
Mid Cap Value Fund	Dec-02	Mid-Cap Value Funds	3	8 / 359	1	2 / 275	9	17 / 209	—	—	13	26 / 202
INTECH Risk-Managed Value Fund	Dec-05	Multi-Cap Value Funds	29	117 / 416	—	—	—	—	—	—	35	116 / 334
Alternative Funds
Long/Short Fund (1)	Aug-06	Long/Short Equity Funds	39	31 / 79	—	—	—	—	—	—	30	15 / 50
Income Funds
Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	5	25 / 565	8	34 / 462	16	61 / 395	21	41 / 198	9	44 / 537
Floating Rate High Income Fund	May-07	Loan Participation Funds	29	22 / 75	—	—	—	—	—	—	31	22 / 70
High-Yield Fund	Aug-05	High Current Yield	24	110 / 466	26	100 / 390	—	—	—	—	31	119 / 390

Rankings are for the Class S Shares only; other classes may have different performance characteristics.

Note:

(1)          Closed to new investors.

‡                  The Fund’s since PM-Inception ranking is not available.

Janus Aspen Series (“JAS”) Institutional Shares

			Lipper Rankings Based on Total Returns as of 9/30/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Portfolio	Jan-08	VA Large-Cap Growth	24	49 / 207	1	1 / 192	1	1 / 177	2	1 / 61		‡
Large Cap Growth Portfolio	Oct-07	VA Large-Cap Growth	42	86 / 207	20	38 / 192	40	70 / 177	54	33 / 61		‡
Mid Cap Growth Portfolio	Oct-07	VA Mid-Cap Growth	11	15 / 147	3	3 / 135	5	6 / 121	40	16 / 40		‡
Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc Mod.	8	11 / 154	2	2 / 110	7	5 / 78	7	3 / 48	1	1 / 100
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	95	199 / 209	95	176 / 186	64	108 / 170	9	7 / 84		‡
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	80	166 / 209	74	137 / 186	13	22 / 170	5	4 / 84		‡
Global/International Funds
Worldwide Growth Portfolio	Jun-04	VA Global	86	93 / 108	80	65 / 81	96	70 / 72	84	31 / 36	90	70 / 77
International Growth Portfolio (1)	Jun-03	VA International	87	217 / 249	1	1 / 217	1	1 / 196	6	5 / 96	1	1 / 194
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	25	9 / 35	21	7 / 33	7	2 / 28	—	—	4	1 / 32
Global Technology Portfolio	Jan-06	VA Science & Technology	11	6 / 57	15	8 / 53	24	12 / 50	—	—	19	10 / 53
Value Funds
Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	2	1 / 73	2	1 / 66	2	1 / 54	—	—	2	1 / 53
Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	10	6 / 64	13	7 / 57	15	8 / 53	8	2 / 24	19	12 / 64

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Note:

(1)          Closed to new investors.

‡                  The Fund’s since PM-Inception ranking is not available.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.